EXHIBIT 5

                          Law Offices
             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor
                     734 15th Street, N.W.
                    Washington, D.C.  20005
                    Telephone (202) 347-0300

                       October 8, 2002

Board of Directors
Trans World Corporation
545 Fifth Avenue, Suite 940
New York, New York 10017

    Re:  Registration Statement on Form S-8
         5,211,000 Shares of Common Stock

Gentlemen:

    We have acted as special counsel to Trans World Corporation, a Nevada corporation ("TWC" or the "Company), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The registration Statement relates to the registration of up to 4,000,000 shares of common stock of TWC, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"), up to 500,000 shares of Common Stock to be issued pursuant to the Company's 1999 Non-Employee Director Stock Option Plan (the "1999 Director Plan") 610,000 shares to be issued upon the exercise of stock options previously granted by the Company under the 1998 Plan and 101,000 shares to be issued upon the exercise of stock options previously granted under the 1999 Directors Plan (the "Option Rights"). The 1998 Plan and the 1999 Director Plan were adopted by the stockholders at the Company's Annual Meetings held on April 20, 1998 and October 29, 1999, respectively. The 1998 and the 1999 Director Plan are collectively referred to as the "Plans." The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of theoutstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

    In this regard, we have reviewed the Registration Statement and Related Prospectuses for the Plans, the Articles of Incorporation, as amended, and Bylaws of TWC, the Plans, a specimen stock certificate evidencing the Common Stock of TWC and such other corporate records and documents

                                 E-1




as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of TWC and such other instruments, certificates and representations of public officials, officers and representatives of TWC as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of TWC and will be enforceable as to TWC in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion, as of the date hereof, that the shares of Common Stock to be issued pursuant to the exercise of the option Rights under the Plans, when issued and sold pursuant to the Plans and upon receipt by TWC of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

    We hereby consent to the reference of this firm under the caption "Legal Opinion" in the Prospectuses of the Plans and to the filing of this opinion as an exhibit to the Registration
Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By: /s/ Jeffrey A. Koeppel
                                 -----------------------------
                                 Jeffrey A. Koeppel, a Partner







                                 E-2